EXHIBIT B














Acola Corp.

Settlement Agreement































ACOLA CORP.

SETTLEMENT AGREEMENT



	THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of October 1, 2002, by and among ACOLA CORP., a Delaware corporation (the "Company") and Allen H. Crosswell ("Crosswell"), Robert B. Dillon ("Dillon"), Michael N. Manteris ("Manteris"), Larry Seligmann ("Seligmann"), Samuel M. Skipper ("Skipper") and Michael G. Wirtz ("Wirtz") (Crosswell, Dillon, Manteris, Seligmann, Skipper and Wirtz sometimes referred to as the "DMS Group"), Donald E. Baxter ("Baxter") and Global Investment Alliance Inc., a New York corporation ("Global").

RECITALS

	WHEREAS, various disputes have arisen among the parties to this Agreement concerning their respective dealings with, and participation in the affairs of, the Company; and

	WHEREAS, the parties to this Agreement desire to settle any and all disputes among them by mutual agreement in accordance with this Agreement and without resorting to litigation.

AGREEMENT

	NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Transfer and Delivery

1.1 Transfer and Delivery of Shares. The DMS Group agrees to transfer to Global at the Closing at least 28,523,400 shares of the
Company's Class A Common Stock, par value of $0.001 per share
("Common Stock") (the shares to be delivered pursuant to this
Section 1.1 being referred to as the "DMS Shares") and 2,000,000 shares, constituting 100%, of the Company's Class B Common Stock, par value of $0.001 per share (the "Supervoting Stock"). The DMS Shares and the Supervoting Stock are referred to as the
"Settlement Shares".   The Settlement Shares shall be validly
issued, fully paid and non-assessable.


2 Closing and Delivery

2.1 Closing. The closing under this Agreement (the "Closing") shall take place at 10:00 AM on October 16, 2002, at the offices of Jamail & Kolius, 500 Dallas St # 3434, Houston, Texas 77002, or at such other time or place as the parties may mutually agree (such date is hereinafter referred to as the "Closing Date").

2.2 Delivery. At the Closing, subject to the terms and conditions hereof, (i) the DMS Group shall deliver to Global stock certificates representing the Settlement Shares, as specified in
Section 1.1, fully executed for transfer to Global; (ii) Crosswell, Dillon, Manteris, Seligmann, Skipper and Wirtz shall execute and deliver to the Company signed counterparts of the Release and Indemnity Agreement in the form set forth as Exhibit I hereto (the "Acola Release"); (iii) Crosswell, Dillon, Manteris, Seligmann, Skipper, Wirtz and the Company shall execute and deliver to Baxter signed counterparts of the Release and Indemnity Agreement in the form set forth as Exhibit II hereto (the "DMS Release"); and (iv) Baxter shall execute and deliver to Crosswell, Dillon, Manteris, Seligmann, Skipper, Wirtz and the Company signed counterparts of the Release and Indemnity Agreement in the form set forth as Exhibit III hereto (the "Baxter Release").

2.3 Election of Directors. Currently, Dillon and Wirtz are the only directors and officers of the Company. They have unanimously adopted a Board Resolution authorizing this Agreement. Effective as of the conclusion of the Closing, the shareholders of the Company shall have elected Baxter and such others as may be selected by him as the sole Directors of the Company and the Company shall have complied with all Delaware laws and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder in electing such Directors.

2.4 Cooperation With Global's Review. The Company and the DMS Group agree to cooperate fully with Global's review of the Company's operations and records. The Company hereby authorizes Harper and Pearson to disclose all of its work papers and the Company's financial statements to Global and its representatives and to discuss these matters fully with Global and Baxter, and agrees to provide any necessary documentation to Harper and Pearson confirming such authorization.

3.	Representations And Warranties. The Company, Dillon and Skipper each jointly and severally hereby represents and warrants to Baxter and Global the following, both as of the date hereof and as of the Closing
Date:

3.1	Organization, Good Standing and Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities or its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2	Subsidiaries. At the date of the Closing, the Company will not own or control any equity security or other interest of any other corporation, limited partnership or other business entity other than the 23,529 shares of Ozelle Pharmaceuticals, Ltd. owned by the Company. In addition, the Company is not a participant in any joint venture, partnership or similar arrangement.

3.3	Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) One Hundred Million (100,000,000) shares of Class A Common Stock, 34,805,065 shares of which are issued and outstanding, (ii) Two Million (2,000,000) shares of Class B Common Stock, 2,000,000 of which are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, none of which are issued and outstanding. There are no other shares of capital stock, options or other securities of the Company outstanding.

(b) The DMS Shares being transferred to Global at the Closing constitute 82% of the 34,805,065 shares outstanding. The Settlement Shares are entitled to an aggregate of 228,523,400 votes, constituting 97% of the total shareholder votes of the Company.
(c) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), preferred or other stock, stock purchase agreements, subscription agreements, convertible debt instruments, contracts or any other instruments or securities of any kind which can be converted into or exercised to obtain or which otherwise provide for the grant, sale or issuance of any shares of capital stock of the Company or other securities of the Company, and there are no proxy or stockholder agreements.
(d) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(e) No stock plan, stock purchase plan, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company, including the transactions contemplated in this Agreement.
(f) Attached as Schedule 3.3(f) is a true and complete list of the names and addresses of all persons (other than Dillon, Manteris and Skipper) to whom the Company issued shares following the MegaChain.com, Ltd merger.

3.4	Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder at the Closing has been taken, in accordance with the Company's
Certificate of Incorporation and By-Laws. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The transfer of the DMS Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5 Financial Statements. The Company has made available to Global
(i) its unaudited consolidated balance sheets as of December 31, 2001 and as of March 31, 2002, its audited consolidated balance sheet as of June 30, 2001, its unaudited consolidated statements of operations for the three and six months ended December 31, 2001 and 2000 and for the three months ended March 31, 2002, its unaudited consolidated statement of changes in stockholders' equity (deficit) for the six months ended December 31, 2001 and for the three months ended March 31, 2002, and its unaudited consolidated statements of cash flows for the six months ended December 31, 2001 and 2000 and for the three months ended March
31, 2002;  and its audited consolidated balance sheet as of June
30, 2002, its audited consolidated statements of operations for the twelve months ended June 30, 2002 and for the three months ended June 30, 2002, its audited consolidated statement of changes in stockholders' equity (deficit) for the twelve months ended June
30, 2002 and for the three months ended June 30, 2002, and its audited consolidated statements of cash flows for the twelve months ended June 30, 2002 and for the three months ended June 30, 2002 (collectively, the "Financial Statements"), copies of which are attached as Schedule 3.5 hereto., and (ii) its Form 10-QSB
Reports (the "10-Q") for the three months ended December 31, 2001 and March 31, 2002, and its Form 10-KSB Report (the "10-K") for the twelve months ended June 30, 2002, all of which were filed in a timely manner with the Securities and Exchange Commission. The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and results of operations of the Company as of and for the period ended June 30, 2002.
3.6 Ozelle Stock. The Company owns Twenty-three Thousand Five Hundred Twenty-nine (23,529) shares of Common Stock of Ozelle
Pharmaceuticals. Ltd. (the "Ozelle Stock") and agrees not to transfer or encumber the Ozelle Stock prior to the Closing.

3.7 Liabilities. Other than those disclosed in the Financial
Statements, the Company and its subsidiaries have incurred no liabilities after June 30, 2001 and the Company, Dillon and Skipper are not aware of any contingent liabilities of the Company or any of its subsidiaries other than those so disclosed.

3.8	Agreements; Action.

(a)	There are no agreements, understandings or proposed
transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.
(b)	Except as set forth on Schedule 3.7 hereto, there are no
agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to the knowledge of the Company
by which it is bound
(c)	Except as set forth on Schedule 3.7 hereto and except for
notes and accounts payable being released pursuant to this Agreement, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

3.9	Changes. Since March 31, 2002, there has not been, other than as set forth in this Agreement:

(a)	Any change in the assets, liabilities, financial condition,
prospects or operations of the Company from that reflected in the Financial Statements;

(b)	Any resignation or termination of any officer, key employee
or group of employees of the Company  (other than Sam
Skipper who resigned as Chairman and was replaced by Michael
G. Wirtz on or about April 10, 2002); and the Company has no knowledge of the impending resignation or termination of employment of any such officer, key employee or group of employees;

(c)	Any change in the contingent obligations of the Company by
way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)	Any damage, destruction or loss, whether or not covered by
insurance, adversely affecting the properties, business or prospects or financial condition of the Company;

(e)	Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company; or

(g) Any change in any agreement to which the Company is a party or by which it is bound which adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.10	Intellectual Property.


(a)	The Company has not received any communications alleging
that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

3.11	Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or, except as may ultimately be determined in connection with litigation listed in Schedule 3.11 hereto, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement and the transfer and sale of the Settlement Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12	Litigation. Except as set forth on Schedule 3.11 hereto, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened or any basis therefor known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers, and includes actions and claims to which the Company believes it has valid defenses.

3.13	Tax Returns and Payments. Except as set forth on Schedule 3.12 hereto, the Company has filed all tax returns (federal, state and local) required to be filed by it, and all taxes shown to be due and payable on such returns, any assessments imposed, and to the knowledge of the Company, all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent, and a copy of such tax returns and evidence of all payments are available for Global's review and will delivered with the corporate records at the Closing. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The
Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.14	Compliance with Laws; Permits. To the best knowledge of the
Company and its officers and directors, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the transfer of the Settlement Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

3.15    	Brokers' Fees. The Company (i) has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and (ii) has not incurred or will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

3.16 Transfer Valid. The transfer of the Settlement Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Settlement Shares or any other Common Stock to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.17   	SEC Filings. The Company has filed all required reports (including the Company's Report on Form 10-KSB for the twelve months ended
June 30, 2002), schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange
Commission ("SEC") pursuant to the Exchange Act and the Securities
Act (collectively, including all exhibits thereto, the "SEC
Filings"). The SEC Filings, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing),
(i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) complied in all material respects with the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder. The Company will continue to file all required SEC Filings until the Closing.

4 Closing Conditions and Deliveries. The obligations of Global to accept the Settlement Shares and of Baxter to execute and deliver the Baxter Release shall be subject to the following:
4.1 Representations And Warranties True; Performance of Obligations.
The representations and warranties made by the Company, Dillon, Wirtz and Skipper in Section 3 hereof shall be true and correct as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.
4.2 Secretary's Certificate. Global shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) letters of resignation, effective at the conclusion of the closing, as consultants, officers and directors, signed by Dillon, Manteris, Skipper and Wirtz.
4.3 Stock Certificates. The stock certificates representing the Settlement Shares shall have been delivered to Global.
4.4 No Litigation. The President shall certify that, other than is set forth in Schedule 3.11, there is no pending litigation against the Company or, to the best of his knowledge, no litigation threatened against the Company.
4.5 Liabilities. The President and Skipper shall certify that the Company has no liabilities other than those set forth on the Company's June 30, 2002, balance sheet as filed with the 10-K and contingent liabilities set forth in notes thereto.
4.6 Registration Rights. At the Closing, the Company shall certify that none of its security holders has any right to require the Company to register any shares of Common Stock or any other securities.
4.7 Records. The Company (with full cooperation of Dillon, Wirtz, Manteris and Skipper) shall deliver to Global all records and documents pertaining to the Company, including a complete list of the Company's shareholders, all outstanding contracts, bank account records, accounting records and work papers, tax returns, SEC reports, accounts payable and pending claims against the Company.
4.8 Form 10-KSB. On or prior to the Closing Date the Company shall have filed its Form 10-KSB, including audited financial statements, for the year ended June 30, 2002.
4.9 Barry Release. The Company shall deliver a release, fully executed by Jeffrey A. Barry, of any and all claims against the Company, including any and all claims under the Company's $14,500 Ninety-Day Promissory Note dated December 3, 2001 payable to
Jeffrey A. Barry.

5 Indemnity. Dillon and Skipper shall each, jointly and severally, indemnify, save and hold harmless Baxter, Global and the Company from and against any and all damages incurred in connection with, arising out of, resulting from or relating or incident to (1) any failure of Dillon or Skipper to comply with, or perform their obligations pursuant to, the provisions of the Agreement and (2) without duplication, any breach or inaccuracy of any representation or warranty of or by the Company, Dillon or Skipper.

6 Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced under, the laws of the state of Texas, without regard to the principles of conflicts of law of such state.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Global and the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and also shall inure to the benefit of and be enforceable by each person who shall be a holder of the Settlement Shares from time to time.

7.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6 Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of all parties.

The obligations of the Company and the rights of the holders of the Settlement Shares under the Agreement may be waived only with the written consent of Global.

7.7 Publicity. All press releases, announcements or other publicity pertaining to the transactions contemplated hereby must be approved by Global and the Company prior to release, provided that such approvals may not be unreasonably withheld. Global and the Company understand and agree that the Company will be required to file copies of this Agreement with the SEC in connection with filing a Form 8-K immediately after the execution of this Agreement.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any party of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company, Baxter, Crosswell, Dillon, Manteris, Seligmann, Skipper, Wirtz or Global at the address as set forth on the signature page hereof, or at such other address as any party may designate by ten (10) days' advance written notice to the other parties hereto.

7.10 Expenses. Global and Baxter shall pay all costs and expenses incurred by them with respect to the negotiation, execution, delivery and performance of the Agreement. The DMS Group shall pay all other costs with respect to the negotiation, execution, delivery and performance of the Agreement, including for costs associated with the preparation and filing of the Company's
Form 10-KSB and the preparation of the financial statements included in such Form for the period ended June 30, 2002.

7.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.14 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Settlement Shares purchased hereunder.


7.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.16 Further Assurances. At any time and from time to time after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.




	IN WITNESS WHEREOF, the parties hereto have executed this SETTLEMENT AGREEMENT as of the date set forth in the first paragraph hereof.



"COMPANY"
ACOLA CORP.,
a Delaware corporation



By:
	__________________________
______
	Robert B. Dillon
	President

And
________________________________
            Michael G. Wirtz
            Chairman
Address:
	8303 Southwest Freeway,
Suite 950
	Houston, Texas 77074






"CROSSWELL"









"DILLON"





_______________________________
Allen H. Crosswell
Address:
              6219 Burgoyne
              Houston, Texas 77057





________________________________
Robert B. Dillon,
Address:
	1814 Potomac #2
	Houston, Texas 77057

"MANTERIS"


________________________________
Michael N. Manteris
Address:
	1803 Eagle Falls Court
	Houston, Texas 77077



"SELIGMANN"







"SKIPPER"


_____________________________
Larry Seligmann
Address:
              3100 Edloe #270
              Houston, Texas 77027











"WIRTZ"






____________________________
Samuel M. Skipper
Address:
	c/o Vector Energy Corp.
	8303 Southwest Freeway,
Suite 950
Houston, Texas 77074



___________________________________
Michael G. Wirtz
Address:
	8303 Southwest Freeway,
Suite 950
	Houston, Texas 77074



"GLOBAL"



GLOBAL INVESTMENT ALLIANCE INC.
A New York corporation


By:
	__________________________
______
	James N. Baxter
Title:	President
Address:
	39 Neck Road
	Madison, CT 06443


"BAXTER"


_____________________________
Donald E. Baxter
Address:
	2500 Fondren
	Houston, Texas 77063






SCHEDULE 3.3(F)


The following are the names and addresses of all persons (other than Messrs. Dillon, Manteris and Skipper) to whom Acola Corp. issued shares of its Common Stock following the MegaChain.com, Ltd. merger, together with the number of shares so issued to each person:

Name			Address
			Number of Shares
Chateau & Domaine Corp.	C/O Icaza SA, Rue due Rhone 57
750,000
				Case postale 3473
				Geneva 3, Switzerland CH-1211


Larry Seligmann	3100 Edloe, Suite 270, Houston, Texas  77027
	500,000

Renee Skipper		8303 Southwest Frwy, Suite 950,  Houston,
TX  77074	100,000

Stephen Noser		8303 Southwest Frwy, Suite 950,  Houston,
TX  77074	100,000

Richard A. Evans	1011 Augusta #211, Houston, Texas  77057
		    5,000

Nicholas M. Manteris	300 Sage Rd., #5106, Houston, Texas  77056
	100,000

Michelle A. Manteris	6848 Camrose Dr., Hollywood, CA  90068
		100,000

Christy C. Dillon	1814 Potomac #2, Houston, TX  77057
	100,000

Audrey J. Dillon	6011 Pine Forest,  Houston, Texas  77057
		100,000

C. Brien Dillon	6011 Pine Forest,  Houston, Texas  77057
		100,000

Douglas J. Dillon	11514 Echo Hollow, Houston, Texas 77024
		100,000

J. Dillon Peters	6011 Pine Forest,  Houston, Texas  77057
		100,000

Michael G. Wirtz	2100 Bering Drive #714, Houston, Texas  77057
	100,000

Fordham Ltd.		P.O. Box 190, Grand Turks & Caicos, BWI
			100,000

Allen Crosswell	2121 Sage Rd. Suite 380, Houston, Texas  77056
	  50,000

Donald E. Baxter	2500 Fondren, Suite 350, Houston, TX  77063
	125,000




SCHEDULE 3.7

AGREEMENTS; ACTIONS

None, other what is disclosed in the June 30, 2002 Schedule 10-KSB.







SCHEDULE 3.11

LITIGATION

On or about August 4, 2000, Management received a letter from an attorney advising that there is an Order for Entry of Default Judgment in favor of two alleged former employees of Northern Lights Software, Ltd. (a subsidiary of the Company) dated March 10, 1998 in the total amount of $74,887. The judgment was obtained in the State of Colorado and was apparently for unpaid wages. Until such time, present management was unaware of this claim and judgment. A former director of the Company advised management that he was also unaware of this claim and judgment and believed that claimants were actually employees of Northern Lights Software (New York) Ltd., a subsidiary of Northern Lights Software, Ltd. Pursuant to an Agreement and Plan of Reorganization dated February 15, 1999, that former director personally warranted that there were no undisclosed liabilities in the Company. The Company intends to dispute the judgment. Management is not able to determine its chance of success in attempting to set aside the judgment but has obtained compensation in the amount of $10,300 from the former director in exchange for an indemnity agreement with the Company.

On or about March 19, 2002, the Company received notice of a lawsuit from two individuals claiming they are due $26,000 pursuant to their respective consulting agreements. These consultants assisted in providing content and advice on the Company's website that was being built in late 2001. Management asserts that only 4,000 shares of the Company's common stock is due to each. The Company accrued a total amount of $10,000 for the consultants. Management believes the probability of any judgment against the Company is remote and has not accrued any additional expense toward a settlement resulting from resolution of future negotiations or litigation.
On or about January 4, 2002, the Company received written demand from its website developer for payment of its billing under the Company's agreement. The Company has held several discussions with said website developer and expects to resolve the differences in a mutually beneficial manner. Though not formally resolved as of the date of this 10-KSB, management has estimated that a contingent liability exists and accrued $76,294 as a potential liability for this demand.
On March 29, 2002 the company received written demand from the Attorney representing Donald E. Baxter, a consultant and stockholder of the Company. Baxter claims that he has been defrauded by investing in the Company and that the Company has had numerous violations of federal and state law, filed materially misleading filings with the Securities and Exchange Commission, filed false financial statements and has conspired to manipulate the market. Baxter also claims he is due $375,000 but is willing to settle for 28,523,400 of the Company's Class A shares as part of a comprehensive settlement agreement. Such Company share amounts, if transferred to Baxter, would give Baxter control of the Company. Management is attempting to negotiate a resolution of this dispute and believes they are close to a settlement that would give Baxter, including Company shares currently held by him, control of approximately 86% of the Company.

At the time of the disposition of Northern Lights Software Ltd. (New York), there were unpaid payroll taxes including interest and penalties amounting to approximately $445,000 which were assumed by an entity controlled by a principal stockholder of the Company and the Company was indemnified against this obligation. Although the Company does not believe it is liable for this obligation, there can be no assurance that a claim could not be brought against the Company. If a claim is asserted, the Company intends to defend itself vigorously.

Other than that stated above, to the best knowledge of the Officers and Directors of the Company, neither the Company nor any of its Officers or Directors is a party to any material legal proceeding or litigation and such persons know of no other material legal proceeding or litigation contemplated or threatened. Other than that stated above, there are no judgments against the Company or its Officers or Directors except for Mr. Dillon who has a personal judgment against him unrelated to the Company.











SCHEDULE 3.12

TAX RETURNS AND PAYMENTS


None.


EXHIBIT I

"ACOLA RELEASE"

RELEASE & INDEMNITY AGREEMENT


THE STATE OF TEXAS	'
'
COUNTY OF HARRIS	'


KNOW ALL MEN BY THESE PRESENTS:

THAT We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER and MICHAEL G. WIRTZ (collectively, the
"Releasing Parties"), for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged and agreed to, have RELEASED, ACQUITTED and FOREVER DISCHARGED and by these presents do, for ourselves, our heirs, executors, administrators, legal representatives, successors and assigns, RELEASE, ACQUIT and FOREVER
DISCHARGE: ACOLA CORP. ("ACOLA")., its officers, directors and employees, successors and assigns ("Released Parties") for any and all claims, demands and causes of action of whatsoever nature, whether in contract or in tort, which have accrued or may ever accrue to any of the Releasing Parties, its officers and directors, its heirs, executors, administrators, legal representatives and assigns, for and on account of any and all transactions and dealings of any and every nature whatsoever between the Releasing Parties and the Released Parties, or any of them, at any time on or before the effective date of this Agreement, including, but not limited to, the matters and agreements referenced below ("Released Matters"):
1) The Releasing Parties' expenditures, loans to and/or investments in or in connection with Acola Corp, including, but not limited to, any and all promissory notes executed by Acola in favor of any of the Releasing
Parties;
2) All representations by Releasing Parties, individually or collectively, to DONALD E. BAXTER ("Baxter") regarding Acola Corp.;
3) All actions and/or inactions by the Releasing Parties, individually or collectively, regarding or relating to Acola, including but not limited to, all actions and/or inactions as officers, directors, shareholders, founders, control persons, insiders, advisors, attorneys and/or consultants of Acola;
4) the agreement of August 22, 2001 between Baxter and Acola;
5) the August 22, 2001 promissory note from Acola to Baxter;
6) the August 22, 2001 consulting agreement between Baxter and Acola;
7) the one page typed agreement between Baxter and Acola executed by Baxter on or about October 10, 2001;
8) the one page handwritten agreement among Dillon, Skipper and Baxter executed on October 9, 2001;
9) the handwritten supplemental agreement for Baxter executed by Dillon and Skipper on October 11, 2001;
10) the $44,311 Promissory Note of Acola Corp. dated December 29, 2001 payable to Samuel M. Skipper; and
11)  all accounts payable by Acola Corp. to any of the Releasing Parties.
The Consideration mentioned above is accepted by the Releasing Parties in full compromise and settlement of any and all claims and causes of action being asserted or which might have been asserted by the Releasing Parties or could be asserted by the Releasing Parties in connection with the Released Matters, whether for property damages, financial loss, damage to reputation, lost profits, personal injury, mental anguish, punitive damages, loss of consortium, loss of services, medical expenses, pre-judgment interest, physical pain and mental anguish, damage to familial relationships, loss of companionship, society and affection, lost wages, loss of inheritance, claims arising by virtue of the statutes and/or Constitution of the United States or the State of Texas, and all exemplary damages.
It is UNDERSTOOD and AGREED that the Consideration given is being given by the Released Parties in compromise and settlement of a disputed claim, and in order that the Released Parties may buy their peace, and such payment is in no way to be construed as an admission of liability on the part of the Released Parties, and in fact the Released Parties deny any liability to the Releasing Parties in connection with the Released Matters.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY
SELIGMANN, SAMUEL M. SKIPPER and MICHAEL G. WIRTZ agree that the Consideration specified herein is accepted in full settlement of any and all claims that any or all of us may have against the Released Parties in connection with the Released Matters, and as a further part of the consideration we are providing to the Released Parties for their Consideration to us specified herein, we hereby expressly warrant and represent to the Released Parties that before executing this instrument, we have fully informed ourselves of its terms, contents, conditions and effects; that in making this settlement, we have had the benefit of advice of attorneys and counselors of our own choosing; and that no promise or representation of any kind has been made to me by the Released Parties or anyone acting for them, except as is expressly stated in this instrument.
Each undersigned warrants and represents that he or it has full authority and capacity to execute and bind himself or itself to this agreement.
In any action brought on any claim of any kind herein released, this agreement may be plead by the party against whom that claim is filed as a defense and this agreement may be used by any party in any suit for breach of this agreement.
The terms of this agreement shall be governed by and construed in accordance with the laws of the State of Texas.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY
SELIGMANN, SAMUEL M. SKIPPER and MICHAEL G. WIRTZ, further state that as part of the consideration we are giving to the Released Parties for the Consideration specified above, each of us expressly acknowledges and agrees, jointly and severally, to indemnify the Released Parties for all damages, court costs and attorney's fees in connection with any claim by any third party claiming by through or under any of us against the Released Parties or any of them with respect to any of the Released Matters.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY
SELIGMANN, SAMUEL M. SKIPPER and MICHAEL G. WIRTZ, further state that as part of the consideration we are giving to the Released Parties for the Consideration specified above, we agree not to disparage the Released Parties, individually or collectively, concerning or in connection with Acola or any of the Released Matters.
Should any term or provision of this agreement be declared invalid by any Court or other entity of competent jurisdiction, the parties intend that all other terms and provisions of this agreement should be valid and binding and have full effect as if the invalid portion had not been included.
EXECUTED IN MULTIPLE ORIGINALS, on this the _____ day of October, 2002.

ACOLA CORP.,
a Delaware corporation

By:
	__________________________
______
	Robert B. Dillon
	President
And
________________________________
            Michael G. Wirtz
            Chairman

Address:
	8303 Southwest Freeway,
Suite 950
	Houston, Texas 77074


____________________________
ALLEN H. CROSSWELL

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared ALLEN H. CROSSWELL, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas
My Commission Expires:___________

______________________________
ROBERT B. DILLON

THE STATE OF TEXAS	''
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared ROBERT
B. DILLON, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.
______________________________
Notary Public, State of Texas
My Commission Expires:___________

______________________________
MICHAEL N. MANTERIS
THE STATE OF TEXAS	'
COUNTY OF HARRIS	'
BEFORE ME, the undersigned authority, on this day personally appeared MICHAEL
N. MANTERIS, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________


______________________________
LARRY SELIGMANN

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared LARRY SELIGMANN, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________


______________________________
SAMUEL M. SKIPPER

THE STATE OF TEXAS	'
'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared SAMUEL
M. SKIPPER, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________


_
_____________________________
MICHAEL G. WIRTZ

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared MICHAEL
G. WIRTZ, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas
My Commission Expires:___________

EXHIBIT II

"DMS RELEASE"

RELEASE & INDEMNITY AGREEMENT


THE STATE OF TEXAS	'
'
COUNTY OF HARRIS	'


KNOW ALL MEN BY THESE PRESENTS:

THAT We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER, MICHAEL G. WIRTZ and ACOLA CORP. ("ACOLA")(collectively, the "Releasing Parties"), for $10.00 and other good and valuable consideration, the receipt of which is hereby expressly acknowledged and agreed to, have RELEASED, ACQUITTED and FOREVER DISCHARGED and by these presents do, for ourselves, our heirs, executors, administrators, legal representatives, successors and assigns, RELEASE, ACQUIT and FOREVER
DISCHARGE: DONALD E. BAXTER ("BAXTER")., his employees, heirs, executors, administrators, legal representatives, successors and assigns ("Released Parties") for any and all claims, demands and causes of action of whatsoever nature, whether in contract or in tort, which have accrued or may ever accrue to any of the Releasing Parties, its officers and directors, its heirs, executors, administrators, legal representatives and assigns, for and on account of any and all transactions and dealings of any and every nature whatsoever between the Releasing Parties and the Released Parties, or any of them, at any time on or before the effective date of this Agreement, including, but not limited to, the matters and agreements referenced below ("Released Matters"):
1) Baxter's expenditures and/or investments in or in connection with Acola Corp, including, but not limited to, the $375,000.00 reflected in the documents referenced in (iv), (v), (vi), (vii), (viii), and (ix) below;
2) All representations by Releasing Parties, individually or collectively, to Baxter regarding Acola Corp.;
3) All actions and/or inactions by the Releasing Parties, individually or collectively, regarding or relating to Acola, including but not limited to, all actions and/or inactions as officers, directors, shareholders, founders, control persons, insiders, advisors, attorneys and/or consultants of Acola;
4) the agreement of August 22, 2001 between Baxter and Acola;
5) the August 22, 2001 promissory note from Acola to Baxter;
6) the August 22, 2001 consulting agreement between Baxter and Acola;
7) the one page typed agreement between Baxter and Acola executed by Baxter on or about October 10, 2001;
8) the one page handwritten agreement among Dillon, Skipper and Baxter executed on October 9, 2001; and
9) the handwritten supplemental agreement for Baxter executed by Dillon and Skipper on October 11, 2001.
The Consideration mentioned above is accepted by the Releasing Parties in full compromise and settlement of any and all claims and causes of action being asserted or which might have been asserted by the Releasing Parties or could be asserted by the Releasing Parties in connection with the Released Matters, whether for property damages, financial loss, damage to reputation, lost profits, personal injury, mental anguish, punitive damages, loss of consortium, loss of services, medical expenses, pre-judgment interest, physical pain and mental anguish, damage to familial relationships, loss of companionship, society and affection, lost wages, loss of inheritance, claims arising by virtue of the statutes and/or Constitution of the United States or the State of Texas, and all exemplary damages.
It is UNDERSTOOD and AGREED that the Consideration given is being given by the Released Parties in compromise and settlement of a disputed claim, and in order that the Released Parties may buy their peace, and such payment is in no way to be construed as an admission of liability on the part of the Released Parties, and in fact the Released Parties deny any liability to the Releasing Parties in connection with the Released Matters.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER, MICHAEL G. WIRTZ and ACOLA CORP., agree that the Consideration specified herein is accepted in full settlement of any and all claims that any or all of us may have against the Released Parties in connection with the Released Matters, and as a further part of the consideration we are providing to the Released Parties for their Consideration to us specified herein, we hereby expressly warrant and represent to the Released Parties that before executing this instrument, we have fully informed ourselves of its terms, contents, conditions and effects; that in making this settlement, we have had the benefit of advice of attorneys and counselors of our own choosing; and that no promise or representation of any kind has been made to me by the Released Parties or anyone acting for them, except as is expressly stated in this instrument.
Each undersigned warrants and represents that he or it has full authority and capacity to execute and bind himself or itself to this agreement.
In any action brought on any claim of any kind herein released, this agreement may be plead by the party against whom that claim is filed as a defense and this agreement may be used by any party in any suit for breach of this agreement.
The terms of this agreement shall be governed by and construed in accordance with the laws of the State of Texas.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER, MICHAEL G. WIRTZ and ACOLA CORP., further state that as part of the consideration we are giving to the Released Parties for the Consideration specified above, each of us expressly acknowledges and agrees, jointly and severally, to indemnify the Released Parties for all damages, court costs and attorney's fees in connection with any claim by any third party claiming by through or under any of us against the Released Parties or any of them with respect to any of the Released Matters.
We, ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER, MICHAEL G. WIRTZ and ACOLA CORP., further state that as part of the consideration we are giving to the Released Parties for the Consideration specified above, we agree not to disparage the Released Parties, individually or collectively, concerning or in connection with Acola or any of the Released Matters.
Should any term or provision of this agreement be declared invalid by any Court or other entity of competent jurisdiction, the parties intend that all other terms and provisions of this agreement should be valid and binding and have full effect as if the invalid portion had not been included.
EXECUTED IN MULTIPLE ORIGINALS, on this the _____ day of October, 2002.
ACOLA CORP.,
a Delaware corporation

By:
	__________________________
______
	Robert B. Dillon
	President
And
________________________________
            Michael G. Wirtz
            Chairman

Address:
	8303 Southwest Freeway,
Suite 950
	Houston, Texas 77074



____________________________
ALLEN H. CROSSWELL

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared ALLEN H. CROSSWELL, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________

_____________________________
ROBERT B. DILLON

THE STATE OF TEXAS	''
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared ROBERT
B. DILLON, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas
My Commission Expires:___________

______________________________
MICHAEL N. MANTERIS

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'
BEFORE ME, the undersigned authority, on this day personally appeared MICHAEL
N. MANTERIS, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.
______________________________
Notary Public, State of Texas
My Commission Expires:___________



______________________________
LARRY SELIGMANN

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared LARRY SELIGMANN, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________


______________________________
SAMUEL M. SKIPPER

THE STATE OF TEXAS	'
'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared SAMUEL
M. SKIPPER, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________



______________________________
MICHAEL G. WIRTZ

THE STATE OF TEXAS	'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared MICHAEL
G. WIRTZ, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.

______________________________
Notary Public, State of Texas

My Commission Expires:___________





EXHIBIT III

"BAXTER RELEASE"


RELEASE & INDEMNITY AGREEMENT


THE STATE OF TEXAS	'

COUNTY OF HARRIS	'


KNOW ALL MEN BY THESE PRESENTS:


THAT I, DONALD E. BAXTER ("Baxter"), for $10.00 and other good and valuable consideration, the receipt of which is hereby expressly acknowledged and agreed to, have RELEASED, ACQUITTED and FOREVER DISCHARGED and by these presents do, for myself, my heirs, executors, administrators, legal representatives, successors and assigns, RELEASE, ACQUIT and FOREVER
DISCHARGE: ALLEN H. CROSSWELL, ROBERT B. DILLON, MICHAEL N. MANTERIS, LARRY SELIGMANN, SAMUEL M. SKIPPER, MICHAEL G. WIRTZ and ACOLA CORP., their officers and directors, employees, heirs, executors, administrators, legal representatives, successors and assigns ("Released Parties") for any and all claims, demands and causes of action of whatsoever nature, whether in contract or in tort, which have accrued or may ever accrue to Baxter, his heirs, executors, administrators, legal representatives and assigns, for and on account of any and all transactions and dealings of any and every nature whatsoever between Baxter and the Released Parties, or any of them, at any time on or before the effective date of this Agreement, including, but not limited to, the matters and agreements referenced below ("Released Matters"):

1) Baxter's expenditures and/or investments in or in connection with Acola Corp, including, but not limited to, the $375,000.00 reflected in the documents referenced in (iv), (v), (vi), (vii), (viii), and (ix) below;
2) All representations by Released Parties, individually or collectively, to Baxter regarding Acola Corp.;
3) All actions and/or inactions by the Released Parties, individually or collectively, regarding or relating to Acola, including but not limited to, all actions and/or inactions as officers, directors, shareholders, founders, control persons, insiders, advisors, attorneys and/or consultants of Acola;
4)  the agreement of August 22, 2001 between Baxter and Acola;
5)  the August 22, 2001 promissory note from Acola to Baxter;
6) the August 22, 2001 consulting agreement between Baxter and Acola;
7) the one page typed agreement between Baxter and Acola executed by Baxter on or about October 10, 2001;
8) the one page handwritten agreement among Dillon, Skipper and Baxter executed on October 9, 2001; and
9) the handwritten supplemental agreement for Baxter executed by Dillon and Skipper on October 11, 2001.

The Consideration mentioned above is accepted by Baxter in full compromise and settlement of any and all claims and causes of action being asserted or which might have been asserted by Baxter or could be asserted by Baxter in connection with the Released Matters, whether for property damages, financial loss, damage to reputation, lost profits, personal injury, mental anguish, punitive damages, loss of consortium, loss of services, medical expenses, pre-judgment interest, physical pain and mental anguish, damage to familial relationships, loss of companionship, society and affection, lost wages, loss of inheritance, claims arising by virtue of the statutes and/or Constitution of the United States or the State of Texas, and all exemplary damages.
It is UNDERSTOOD and AGREED that the Consideration given is being given by the Released Parties in compromise and settlement of a disputed claim, and in order that the Released Parties may buy their peace, and such payment is in no way to be construed as an admission of liability on the part of the Released Parties, and in fact the Released Parties deny any liability to Baxter in connection with the Released Matters.
I, DONALD E. BAXTER, M.D., agree that the Consideration specified herein is accepted in full settlement of any and all claims that I may have against the Released Parties in connection with the Released Matters, and as a further part of the consideration I am providing to the Released Parties for their Consideration to me specified herein, I hereby expressly warrant and represent to the Released Parties that before executing this instrument, I have fully informed myself of its terms, contents, conditions and effects; that in making this settlement, I have had the benefit of advice of attorneys and counselors of my own choosing; and that no promise or representation of any kind has been made to me by the Released Parties or anyone acting for them, except as is expressly stated in this instrument.
The undersigned warrants and represents that he has full authority and capacity to execute and bind himself to this agreement.
In any action brought on any claim of any kind herein released, this agreement may be plead by the party against whom that claim is filed as a defense and this agreement may be used by any party in any suit for breach of this agreement.
The terms of this agreement shall be governed by and construed in accordance with the laws of the State of Texas.
I, DONALD E. BAXTER, MD., further state that as part of the consideration I am giving to the Released Parties for the Consideration specified above, I expressly acknowledge and agree to indemnify the Released Parties for all damages, court costs and attorney's fees in connection with any claim by any third party claiming by through or under me against the Released Parties or any of them with respect to any of the Released Matters.
I, DONALD E. BAXTER, MD., further state that as part of the consideration I am giving to the Released Parties for the Consideration specified above, I agree not to disparage the Released Parties, individually or collectively, concerning or in connection with Acola or any of the Released Matters.
Should any term or provision of this agreement be declared invalid by any Court or other entity of competent jurisdiction, the parties intend that all other terms and provisions of this agreement should be valid and binding and have full effect as if the invalid portion had not been included.

EXECUTED IN MULTIPLE ORIGINALS, on this the _____ day of October, 2002.

______________________________
DONALD E. BAXTER, M.D.

THE STATE OF TEXAS	'
'
COUNTY OF HARRIS	'

BEFORE ME, the undersigned authority, on this day personally appeared DONALD
E. BAXTER, M.D., known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ______ day of October, 2002.


______________________________
Notary Public, State of Texas

My Commission Expires:___________

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